EXHIBIT 23.1

JULITO F. LONGKINES
Certified Public Accountant
3160 Steeles Avenue East, Suite 300
Markham, Ontario L3R 3Y2
Telephone - 905-475-2222



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

         As independent certified accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the year ending December 31, 2002 of Incitations, Inc., now know as Osprey Gold Corp., and to all references to our Firm included in this registration statement.



June 16, 2003               /s/ Julito F. Longkines
                           -------------------------
                           JULITO F. LONGKINES
                           Certified Public Accountant

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